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                                                                EXHIBIT 10.17

                       AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into as of the 31st day of May, 1996 (the "Amendment") by and between Bio-Dyne Corp., a Georgia corporation (hereinafter referred to as "Company" or "Employer"), and Edward B. Beam, Jr. (hereinafter referred to as "Beam" or "Employee").

                             W I T N E S S E T H:

         WHEREAS, the Company and Employee have previously entered into an employment agreement dated as of April 18, 1994 (the "Agreement");

         WHEREAS, in connection with a contemplated reorganization of and change in the Board of Directors of the Company, the Company and Employee have renegotiated the terms of the Agreement as set forth in this Amendment;

         WHEREAS, this Amendment has been approved and adopted by the Company Board of Directors; and

         WHEREAS, the Company and Employee wish to amend the Agreement as set forth herein.

         NOW THEREFORE, the Company and Employee hereby amend the Agreement and agree as follows:

Paragraph 1.  Amendments.

         Section 2.  Employment, Duties and Agreements.

                  Section 2 (a). Section 2(a) is hereby amended by deleting the phrases "as President and Chief Operating Officer of the Company" and "in such capacity" appearing in the first sentence. Section 2(a) is hereby further amended to delete the duties as set forth in Schedule "A" and substituting in lieu thereof a new Schedule "A" attached hereto. Section 2(a) is further amended by deleting the last two sentences.

         Section 3.  Compensation.

                  Section 3(a). Section 3(a) is hereby amended by deleting the first sentence and in place thereof inserting the following:
         "Commencing upon the Effective Date of this Amendment, a guaranteed monthly salary of Fifteen Thousand Dollars and 00/100 ($15,000.00), which monthly base salary shall not be decreased during the term of this Agreement ("Base Salary")."

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                  Section 3(c). Section 3(c) is hereby amended by adding after the word "duties" the following: "consistent with the manner in which business expenses have been reimbursed to Employee in the past. The Company will reimburse Employee for the cost of a weekly round trip, coach class plane ticket to commute between Employee's home in Aventura, Florida and the Company's offices in Atlanta, Georgia, Charlotte, North Carolina and/or New York, New York upon Employee's periodic presentation of an itemized account of such commuting expenses with back up documentation."

                  Section 3(d). Section 3(d) is hereby amended by deleting it entirely and inserting as new section 3(d) the following: "So long as Employee is employed full time with Company, the Company shall continue to maintain, including the payment of rent and all utilities, for Employee's business use the apartment located at The Parkview, 275 13th Street, N.E., Apartment 601, Atlanta, Georgia 30309. Provided, however, that the Employee shall retain ownership of all furnishings and personalty owned by Employee in said apartment and Employee has full rights to remove any and all such furnishings and personalty at Employee's sole discretion."

                  Section 3(d). Section 3(e) is hereby amended by deleting it entirely and in place thereof inserting the following: "The Company shall reimburse Employee, so long as Employee is employed full time with Company for all documented and reasonable expenses incurred for use of a car, which expenses include partial lease reimbursements currently in the amount of $382 per month."

                  Section 3(f). Section 3 of the Employment Agreement is hereby amended by adding a new subsection (f) as follows: "Employee shall retain all rights, if any, pursuant to the Non-Qualified Stock Option Agreement between Company and Employee dated April 18, 1994 (the "Stock Option Agreement") for a maximum period of thirty-six (36) months from the date of this Amendment. The Company agrees to modify the Stock Option Agreement so as to provide that all options currently held by Employee shall immediately vest in Employee to the extent not already vested, and to permit Employee to immediately exercise Employee's options thereunder, even though Employee's employment may be terminated. The Company further agrees to make such modifications to the Bio-Dyne Corporation Non-Qualified Stock Option Plan adopted by the Board of Directors of the Company on April 18, 1994 (the "Plan") and/or the Stock Option Agreement, as may be necessary to effectuate the intent of this subparagraph, to the extent permitted by applicable law. If the foregoing modifications are not made for any reason within thirty (30) days of the execution of this Amendment, the Company shall issue a new option fully vesting in Employee any and all options currently held by Employee at the exercise price previously established by the Company, said options may be exercised by Employee at any time during the thirty-six (36) month period following execution of this Amendment.

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                  Section 7.  Employment Period.

                  Section 7. Section 7 of the Agreement is hereby amended by deleting the phrase "18th day of April, 1997" and in place thereof inserting "November 30, 1996."

                  Section 8.  Termination of Agreement.

                  Section 8(d). Section 8(d) of the Employment Agreement is hereby amended by deleting that section in its entirety.

Paragraph 2.  Full Force and Effect.

                  The Agreement is hereby amended to the extent provided in this Amendment and, except as specifically provided herein, the Agreement shall remain in full force and in accordance with its terms.

Paragraph 3.  Effective Date.

                  This Amendment to the Agreement shall be effective as of May 31st, 1996.

Paragraph 4.  Definitions.

                  All capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Agreement.

Paragraph 5.  Headings.

                  Section headings in this Amendment are included herein for convenience of reference only and shall not have any effect for purposes of interpretation or construction of the terms of this Amendment.

Paragraph 6.  Counterparts.

                  This Amendment may be signed in any number of counterpart copies, but all such copies shall constitute one and the same instrument.

Paragraph 7.  Compliance with Agreements.

                  The Company and Employee agree, represent and warrant that this Amendment complies with the requirements for an amendment to the Agreement as set forth in Section 15 of the Agreement and complies with the requirements of the Agreement, as amended.

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         IN WITNESSETH WHEREOF, the parties or their duly authorized representatives have set their hands and affixed their seals as of the day and year first written above.



WITNESSES:                             "EMPLOYEE"

- ---------------------------            ---------------------------
Name                                   Name

- ---------------------------
Name


ATTEST:                                "COMPANY"

- ---------------------------            BIO-DYNE CORPORATION
Name
                                       ---------------------------
- ---------------------------            Name
Name                                   Title

                                                 (CORPORATE SEAL)

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